UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 8, 2006

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	20-0121262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100
Lake Forest, CA  92630
 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2006, Ricardo A. Salas, the President and Chief Executive Officer of Liquidmetal Technologies, Inc. (the “Company”), resigned as an officer and director of the Company.  Also on October 8, 2006, the Board of Directors of the Company elected Larry E. Buffington to serve as the President and Chief Executive Officer of the Company.

Mr. Buffington, who is 59 years of age, has been serving as a full-time consultant to the Company since July 2006.  Buffington is the President of Buffington Consulting, a consulting firm that Mr. Buffington started in 1997 focusing on the assessment and turnaround of manufacturing operations.  Prior to starting Buffington Consulting, Mr. Buffington was the General Manager of the Communications Products Business Unit of Augat, Inc., a public company with worldwide manufacturing operations in communication, automotive and electronic products.  Mr. Buffington served in this capacity from 1991 through 1997, during which time the Communications Products Business Unit was sold by Augat, Inc. to Thomas & Betts Corporation in 1996, after which Mr. Buffington managed the integration of the two operations.  Prior to joining Augat, Mr. Buffington worked in various operational management positions, including serving as General Manager of the Communications Products Division of AMP, Inc., a manufacturer of electrical and electronic connector devices, and as Vice President and General manager of the Cook division of Northern Telecom.  Mr. Buffington received a B.S. from Pennsylvania State University in 1969.

Mr. Buffington will receive an initial base salary of $200,000 for serving as President and Chief Executive Officer of the Company.   The Company and Mr. Buffington have not entered into an employment agreement relating to Mr. Buffington’s employment with the Company, but the Company anticipates that an employment agreement will be negotiated and entered into with Mr. Buffington during the next 60 days.

Item 7.01.  Regulation FD Disclosure.

See press release, dated October 10, 2006, attached hereto as Exhibit 99.1 relating to conference call to be held on October 11, 2006 regarding new President and Chief Executive Officer.

Item 8.01.  Other Events.

The Company previously announced on August 16, 2006 that it had received a federal grand jury subpoena for the production of certain documents relating to the Company’s relationship with Growell Metal of South Korea, as well as certain documents relating to transactions in Liquidmetal’s stock by officers and directors.  As previously announced, the subpoena was issued in connection with a grand jury investigation being conducted by the U.S. Department of Justice, Criminal Division, in the Middle District of Florida concerning alleged accounting improprieties by the Company, among other things.

Based on discussions between the Company’s counsel and the Department of Justice, the Company believes that the subject matter of the investigation relates principally to the accounting treatment of certain equipment sales between the Company and Growell Metal during 2002 and certain stock transfers between John Kang, the Company’s Chairman and former CEO, and Growell in 2002.  In connection with this investigation, the Company has been informed by the Department of Justice that John Kang, James Kang (a director and founder of the Company), and Ricardo A. Salas are currently targets in the ongoing investigation. Upon notification of his being a target of investigation, Ricardo A. Salas resigned as an officer and director of the Company.

The Company’s board of directors is evaluating the current situation and will take action as appropriate.  The Company has been, and intends to continue to be, fully cooperative with the authorities in connection with the Department of Justice’s subpoena and investigation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Young Ham
Young Ham, Chief Financial Officer

Date:  October 10, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 10, 2006, relating to conference call to be held on October 11, 2006 regarding new President and Chief Executive Officer.